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                                                                       EXHIBIT 5


            OPINION AND CONSENT OF ORRICK, HERRINGTON & SUTCLIFFE LLP


December 7, 1999


Catalyst Semiconductor, Inc.
1250 Borregas Avenue
Sunnyvale, CA 94089

RE: Catalyst Semiconductor, Inc.
    Registration Statement on Form S-8 for Offering of
    4,600,000 Shares of Common Stock

Ladies and Gentlemen:

In connection with your registration of an aggregate of 5,400,000 shares of the common stock of Catalyst Semiconductor, Inc. (the "Company") on Form S-8 under the Securities Act of 1933, as amended, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the provisions of the Company's Stock Option Plan and the Company's 1993 Director Stock Option Plan and the Company's 1998 Special Equity Incentive Plan, respectively, and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's common stock.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,



Orrick, Herrington & Sutcliffe LLP